Filed Pursuant to Rule 424(b)(5)
Registration No. 333-143196
Prospectus Supplement
(To Prospectus dated June 13, 2007)

LEV PHARMACEUTICALS, INC.

9,661,836 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 9,661,836 shares of our common stock to ViroPharma Incorporated, pursuant to a purchase agreement at a price of $2.07 per share. The total purchase price for the shares is $20,000,000.

Our securities are not listed on any national securities exchange. Our common stock is quoted on the OTC Bulletin Board under the symbol “LEVP.OB”. The last reported sale price for our common stock on the OTC Bulletin Board was $1.85 per share on July 14, 2008.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-5 of this prospectus supplement and our documents incorporated by reference.

	Per Share	Total
Offering price and proceeds to us, before expenses	$2.07	$20,000,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

__________________________________

Prospectus Supplement dated July 15, 2008

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “Lev,” “we,” “us,” “our” or similar terms mean Lev Pharmaceuticals, Inc. and its subsidiary and to “ViroPharma” mean ViroPharma Incorporated.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us and the securities we may offer from time to time under our shelf registration statement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In this prospectus supplement, we provide you with specific information about the terms of this offering and certain other information. You should read this prospectus supplement, along with the accompanying prospectus, carefully before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement may add to, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading, “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the securities offered hereby nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or securities are sold on a later date.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus supplement and other filings with the Securities and Exchange Commission (the “SEC”), reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Securities Act. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may” and “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including:

▪
risks related to when and whether the proposed merger with ViroPharma will be consummated, including whether due to the failure to obtain antitrust approval or approval of the proposed transaction by the shareholders of Lev or otherwise;

▪	assumptions concerning uncertainties associated with product development;

▪	risks related to new information arising out of clinical trial results;

▪	the risk that the safety and/or efficacy results of existing clinical trials for Cinryze™ will not support approval for a biologics license;

▪	the risk that the U.S. Food and Drug Administration (the “FDA”) may require us to conduct additional clinical trials for Cinryze™;

▪	the risk that the FDA may interpret data differently than we do or require more data or a more rigorous analysis of data than expected;

▪	the risk that we will not obtain regulatory approval to market our products;

▪	the risk that our products will not gain market acceptance;

▪	our ability to obtain additional financing;

▪	our ability to attract and retain key employees;

▪	our heavy dependence on the success of Cinryze™;

▪	our dependence on our suppliers and third parties to manufacture Cinryze™;

▪	maintaining the orphan drug status associated with Cinryze™;

▪	the risks associated with dependence upon key personnel;

▪	our ability to protect intellectual property; and

▪	our ability to adapt to economic, political and regulatory conditions affecting the healthcare industry.

SUMMARY

This summary contains selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the securities offered pursuant to this prospectus supplement. Before making an investment in our securities, you should carefully read this entire prospectus supplement and the other documents which are incorporated by reference in this prospectus supplement carefully, including the section titled “Risk Factors” beginning on page S-5 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which is incorporated herein by reference, and our financial statements and the notes thereto.

Our Company

We are a development stage biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases. Our product candidates are based on C1-esterase inhibitor, or C1 INH, a human plasma protein that modulates inflammation and coagulation and is potentially applicable as a treatment for a range of medical indications. Our lead program is the development and commercialization of C1 INH for the treatment of hereditary angioedema (“HAE”). Upon obtaining marketing approval from the FDA, we intend to market this product candidate under the name Cinryze™. HAE is a rare genetic disorder characterized by episodic attacks of edema, or swelling, in the extremities, face, abdomen and, most seriously, the airway passages where swelling of the larynx can cause death by suffocation. HAE is caused by a deficiency of C1 INH, and we believe there are 10,000 or more people with this disorder in the United States. There are currently no approved treatments for acute attacks of HAE available in the United States. Rather, current acute therapies primarily focus upon treating the symptoms of an acute attack.

The FDA has substantial discretion in the approval process and may disagree with our interpretation of the data submitted in the biologics license application. Accordingly, there can be no assurance that the outcome of our Phase III trials will be successful or that the results of the trials will support licensure by the FDA. If approved, we intend to commercialize Cinryze™ through a specialty sales force in the United States.

We have a limited operating history and have not yet commercialized any products. We have incurred substantial operating losses in each year since inception and we expect to incur substantial and increasing losses for at least the next several years. Our net loss was $28,081,426 for the year ended December 31, 2007 and $8,794,711 for the three months ended March 31, 2008. As of March 31, 2008, we had a deficit accumulated during the development stage of $60,064,476. It is uncertain whether any of our product candidates under development will receive regulatory approval or become effective treatments.

Our principal executive office is located at 675 Third Avenue, Suite 2200, New York, New York 10017 and our telephone number is (212) 682-3096. Our website is www.levpharma.com. Information contained in our website shall not be deemed to constitute a part of this prospectus supplement.

Merger and Related Transactions

On July 15, 2008, Lev entered into an agreement and plan of merger with ViroPharma and HAE Acquisition Corp. (“Merger Sub”), that provides for the merger of Merger Sub with and into Lev, with Lev being the surviving corporation and a wholly owned subsidiary of ViroPharma. The merger agreement provides that, upon consummation of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the Merger (other than any shares of our common stock owned by us, ViroPharma or its wholly owned subsidiaries or as to which statutory appraisal rights are perfected) will be converted into the right to receive (i) that number of shares of common stock of ViroPharma equal to the quotient determined by dividing $0.50 by the Average Closing Price (the “Exchange Ratio”); provided, that, if the Average Closing Price is less than $10.03, the Exchange Ratio will be .050 and if the Average Closing Price is greater than $15.68, the Exchange Ratio will be 0.032, (ii) $2.25 in cash, without interest and (iii) a non-transferable contingent value right (“CVR”) that provides for contingent consideration of up to $1.00 per share, described more fully below. The “Average Closing Price” means the average daily closing price per share of ViroPharma common stock on The Nasdaq Stock Market for the 20 consecutive trading days ending on (and including) the second trading day immediately prior to the effective time of the merger.

The first CVR payment of $0.50 per share would become payable when either (i) Cinryze™ is approved by the FDA for acute treatment of HAE and the FDA grants Lev, ViroPharma or any of their affiliates orphan exclusivity for Cinryze™ encompassing the acute treatment of HAE to the exclusion of all other human C1 inhibitor products or (ii) orphan exclusivity for the acute treatment of HAE has not become effective for any third party‘s human C1 inhibitor product for two years from the later of the closing date and the date that orphan exclusivity for Cinryze™ for the prophylaxis of HAE becomes effective. The second CVR payment of $0.50 per share would become payable if cumulative net sales of Cinryze™ reaches $600 million within 10 years of closing of the merger. We expect the merger to close by the end of 2008.

Mr. Judson Cooper and Dr. Joshua Schein, our chairman and chief executive officer, respectively, who collectively hold, after giving effect to the sale of the shares pursuant to this prospectus supplement, an aggregate of approximately 21.5% of the outstanding Lev shares, have agreed to vote their shares in favor of the transaction. The foregoing combined ownership percentage does not include options to purchase a combined aggregate of 6,054,900 shares of our common stock held by Mr. Cooper and Dr. Schein.

THE OFFERING

Common Stock Offered by Us	9,661,836 shares of common stock

Common Stock Outstanding Before this Offering	142,667,157 shares of common stock

Common Stock to be Outstanding After this Offering	152,328,993 shares of common stock

Use of Proceeds
We intend to use net proceeds from the sale of the shares offered by this prospectus supplement, solely for the research, development and commercialization of Cinryze™. See “Use of Proceeds” for more information.

Risk Factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which is incorporated herein by reference.

Over-the-Counter (“OTC”) Bulletin Board Symbol	LEVP.OB

The number of shares of common stock that will be outstanding immediately after this offering is based on 142,667,157 shares outstanding as of July 15, 2008. The number of outstanding shares excludes:

•	19,472,217 shares issuable as of July 15, 2008 upon the exercise of warrants outstanding prior to this offering, at a weighted average exercise price of $1.18 per share;

•	12,483,768 shares issuable upon the exercise of outstanding options as of July 15, 2008, at a weighted average exercise price of $1.14 per share; and

•	9,831,505 shares of common stock available for grant under our Amended 2004 Omnibus Incentive Compensation Plan.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. You should also refer to the other information in this prospectus supplement including our financial statements and the related notes incorporated by reference into this prospectus supplement.

Failure to close the merger with ViroPharma could negatively impact our stock price and financial results.

On July 15, 2008, we entered into a definitive merger agreement with ViroPharma and Merger Sub pursuant to which at the effective time of the merger, Merger Sub will merge with and into Lev with Lev continuing as the surviving corporation and as a wholly owned subsidiary of ViroPharma’s. We expect the merger to close by the end of 2008. However, if various conditions to the merger are not satisfied, including the conditions that we receive the approval of our stockholders and regulatory approval, we may be unable to close the merger. If the merger is not closed for these or other reasons, our financial results may be adversely affected and we will be subject to several risks, including the following:

▪
having to pay and expense certain significant costs relating to the merger, such as legal, accounting and financial advisory costs, without realizing any of the benefits of having the transactions completed; and

▪
the focus of our management having been spent on the merger instead of on pursuing other opportunities that could have been beneficial to us, without realizing any of the benefits of having the transaction completed.

These risks could materially affect our stock price and financial results.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the shares of our common stock to ViroPharma to be approximately $19,850,000, based on a price of $2.07 per share, and after deducting our estimated offering expenses payable by us and described in the “Plan of Distribution.”

We have agreed with Viropharma that we will use the net proceeds from the sale of the shares of our common stock offered by this prospectus supplement, solely for the research, development and commercialization of Cinryze™, including but not limited to: (i) building inventory for the potential launch of Cinryze™ for the treatment of HAE in the United States; (ii) obtaining approval for Cinryze™; (iii) independently commercializing Cinryze™ for the treatment of HAE in the United States; (iv) conducting research and development activities of Cinryze™ for HAE, including clinical trials; (v) opening and operating plasma centers; (vi) developing and implementing related marketing plans; and (vii) related payroll, travel, entertainment, education and other expenses and corporate overhead. Upon termination of this agreement, which terminates upon the earlier of the termination of the merger agreement or the consummation of the merger, we may use the proceeds for general corporate purposes.

DILUTION

ViroPharma will experience dilution to the extent of the difference between the price per share of common stock paid pursuant to this offering and the net tangible book value per share of our common stock immediately after ViroPharma’s share purchase. Our net tangible book value (unaudited) at March 31, 2008 was approximately $15.9 million, or $0.11 per share, of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding.

After giving effect to the assumed sale of 9,661,836 shares of common stock in this offering at a price of $2.07 per share, and after deducting our estimated offering expenses, our as adjusted net tangible book value as of March 31, 2008 (unaudited) would have been approximately $35.7 million, or approximately $0.24 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.13 per share to our existing stockholders and an immediate dilution of approximately $1.83 per share to ViroPharma. The following table illustrates this calculation on a per share basis:

Offering price per share	$2.07
Net tangible book value per share as of March 31, 2008	$0.11
Increase per share attributable to ViroPharma’s purchase	$0.13
As adjusted net tangible book value per share after the offering	$0.24
Dilution per share to ViroPharma	$1.83

The number of shares of common stock outstanding used for existing stockholders in the table and calculations above is based on 142,329,157 shares outstanding as of March 31, 2008, and excludes:

•	19,810,217 shares of common stock issuable upon the exercise of warrants outstanding at March 31, 2008, with a weighted average exercise price of $1.19 per share;

•	11,795,173 shares of common stock issuable upon the exercise of options outstanding at March 31, 2008, with a weighted average exercise price of $1.12 per share; and

•	20,100 shares of common stock reserved for future grants and awards under our 2004 Omnibus Incentive Corporation Plan as of March 31, 2008.

PLAN OF DISTRIBUTION

Pursuant to a securities purchase agreement between ViroPharma and Lev, dated July 15, 2008, ViroPharma agreed to purchase 9,661,836 shares of our common stock in exchange for an aggregate purchase price of $20,000,000. The purchase price, which is the result of an arm’s-length negotiated transaction, represents a 10% premium to the five-day average closing price of Lev’s shares for the period ending Friday, July 11, 2008. See the section entitled “Use of Proceeds” for more information regarding our agreement with respect to the use of proceeds. We did not use any placement agent in connection with this transaction. The closing of the sale of the shares offered by this prospectus occurred on July 15, 2008.

ViroPharma agreed, prior to the termination of the merger agreement that at every stockholders meeting of Lev, ViroPharma will vote the shares purchased pursuant to this prospectus supplement, in proportion to the vote by the other stockholders of Lev, among other things, (i) in favor of approval of the merger, the merger agreement and the other transactions contemplated thereby (collectively, the “Proposed Transaction”) and (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction. This limitation will not apply to any person that ViroPharma transfers any of the shares to, other than an affiliate of ViroPharma.

The securities purchase agreement was entered into concurrently with the execution of the merger agreement. These documents, along with the other transaction documents, are being filed with the SEC pursuant to Current Reports on Form 8-K. See also the section entitled “Summary” for more information.

We estimate the total expenses of this offering that will be payable by us will be approximately $150,000.

The transfer agent for our common stock to be issued in this offering is Securities Transfer Corp., located at 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

Our common stock is quoted on the OTC Bulletin Board under the symbol “LEVP.OB.”

LEGAL MATTERS

The validity of the issuance of the securities being offered hereby will be passed upon for us by Becker & Poliakoff, LLP, New York, New York.

EXPERTS

The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which are incorporated by reference in this prospectus supplement, have been audited by Eisner LLP, an independent registered public accounting firm, whose report included an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern, to the extent and for the periods set forth in their report incorporated by reference herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC are incorporated by reference into this prospectus supplement:

• Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on March 14, 2008, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed on April 30, 2008, pursuant to Section 13(a) of the Exchange Act;

• Our Current Reports on Form 8-K filed on January 31, 2008, April 14, 2008, April 15, 2008, May 2, 2008, May 16, 2008, June 4, 2008, June 18, 2008 and July 15, 2008;

• Our definitive proxy statement on Schedule 14A for our 2008 Annual Meeting of Stockholders, as filed with the SEC on April 16, 2008; and

• The description of our common stock contained in our Certificate of Incorporation, filed as Exhibit A to our Definitive Information Statement filed with the SEC on January 26, 2005.

We are also incorporating by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K and other information which is furnished, but not filed.

You may request a copy of any or all of the information incorporated by reference, at no cost to the requestor, by writing or telephoning us at the following address:

Lev Pharmaceuticals, Inc.
675 Third Avenue, Suite 2200
New York, NY 10017
(212) 682-3096

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including the exhibits, at the SEC’s public reference room or website. Our statements in this prospectus supplement about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We maintain a website at www.levpharma.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus supplement.

We are also subject to the informational requirements of the Exchange Act that require us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, along with the registration statement, including the exhibits and schedules thereto, may be inspected at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained from the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at www.sec.gov.

PROSPECTUS

$ 70,000,000

LEV PHARMACEUTICALS, INC.

Common Stock
Preferred Stock
Warrants
Debt Securities

We may offer and sell an indeterminate number of shares of our common stock, preferred stock, warrants and debt securities from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities. This prospectus provides a general description of the securities we may offer. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities. The prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” beginning on page 26.

Our securities are not listed on any national securities exchange. Our common stock is quoted on the OTC Bulletin Board under the symbol “LEVP.” The last reported sale price for our common stock on the OTC Bulletin Board on June 7, 2007 was $1.59 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 13, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf process, we may sell, from time to time, common stock, preferred stock, warrants or debt securities in one or more offerings, up to a total aggregate offering price of $70,000,000. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement may add, update, or change the information contained in this prospectus. You should read this prospectus and any supplements, together with any documents incorporated by reference into this prospectus or any prospectus supplement carefully and the additional information described under “Where You Can Find More Information,” before you decide to invest in any of these securities.

The SEC allows us to incorporate into this prospectus certain information contained in other documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The reports and other documents that we file after the date of this prospectus will modify, supplement and supersede the information in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give you any information or to represent anything not contained in this prospectus, and, if given or made, you must not rely on any such information or representation as being authorized by us.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of such prospectus, regardless of the time of delivery of the prospectus or any sale of these securities.

Unless the context otherwise requires, Lev Pharmaceuticals, Inc. and its wholly-owned subsidiary, Lev Development Corp., are referred to throughout this prospectus as “Lev,” “Lev Pharmaceuticals,” “we,” “us” or “company”.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We are including the following cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. Forward looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,”, “could, ” “potential,” “predict,” “will,” “would,” as well as variations of such words and similar expressions are intended to identify such forward-looking statements. Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in good faith forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Accordingly, these statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Thus, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Any forward-looking statement contained in this document speaks only as of the date on which the statement is made. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

In addition to other factors and matters discussed elsewhere herein, the following are important factors that in our view, could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the carrying-out of our research and development program for our product candidates, including demonstrating their safety and efficacy at each stage of testing;

•	the timely obtaining of and thereafter maintaining regulatory approvals and patents;

•	the commercialization of our product candidates, at reasonable costs;

•	the ability to compete against products intended for similar use by recognized and well capitalized pharmaceutical companies;

•	our ability to raise capital when needed, and without adverse and highly dilutive consequences to stockholders;

•	our ability to protect intellectual property;

•	our ability to retain management and obtain additional employees as required; and

•	our ability to adapt to economic, political and regulatory conditions affecting the healthcare industry.

We are also subject to numerous risks relating to our product candidates, manufacturing, regulatory, financial resources, competition and personnel as set forth in the section “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This summary contains basic information about us and this prospectus and the information incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus and the other documents which are incorporated by reference in this prospectus carefully, including the section titled “Risk Factors” and our financial statements and the notes thereto, before making an investment in our securities.

Our Company

We are a development stage biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases. Our product candidates are based on C1-esterase inhibitor, or C1-INH, a human plasma protein that modulates inflammation and coagulation and is potentially applicable as a treatment for a range of medical indications. Our lead program is the development and commercialization of C1-INH for the treatment of hereditary angioedema, or HAE. HAE is a rare genetic disorder characterized by episodic attacks of edema, or swelling in the extremities, face, abdomen, and most seriously, the airway passages where swelling of the larynx can cause death by suffocation. HAE is caused by a deficiency of C1-INH, and we believe there are 10,000 or more people with this disorder in the United States. There are currently no approved treatments for acute attacks of HAE available in the United States. Rather, current acute therapies primarily focus upon treating the symptoms of an acute attack.

We initiated a Phase III clinical trial of C1-INH for the acute treatment of HAE in March 2005 and in November 2005 we initiated a Phase III clinical trial of C1-INH for the prophylactic treatment of HAE. The trials are multi-center, placebo-controlled, double-blind studies designed to examine the use of C1-INH in both treating acute attacks of HAE and in preventing the onset of such attacks.

On March 14, 2007, we announced positive results from our Phase III clinical trial for the acute treatment of HAE. In the acute trial, the protocol-defined primary endpoint was reached, showing a clinically and statistically significant reduction in the time to sustained relief of acute HAE symptoms. The primary endpoint was met using the protocol-defined intent to treat analysis, with a median time to sustained symptom relief of 2.0 hours for patients receiving C1-INH compared to greater than 4.0 hours, the maximum evaluation period, for patients receiving placebo. In addition, 21 laryngeal attacks were treated in the study on an open label basis. All of the laryngeal attacks were successfully treated with C1-INH. Based on the positive results of this trial, we intend to submit a biologics license application, or BLA, to the United States Food and Drug Administration, or FDA, during the second quarter of 2007. If approved, we intend to commercialize C1-INH ourselves through a specialty sales force in the United States. On May 31, 2007, we announced that we completed patient treatment in our Phase III clinical trial examining the effectiveness of C1- INH in preventing inflammatory attacks in more severely affected HAE patients. The final results of the prophylactic study are expected to be available in the second half of 2007 after the data have been collected, verified and analyzed. The results from the prophylactic portion of the study, when available and if supportive, are expected to be used to expand the label indication in our BLA.

In July 2004, we received orphan drug designation from the FDA, for C1-INH, which, upon product licensure from the FDA, could provide us with a seven-year exclusive right to market C1-INH as a treatment for HAE in the United States. This designation is for both acute and prophylactic treatment. In October 2005, we received fast track designation status by the FDA for both acute and prophylactic treatment of HAE. Fast track designation facilitates the development and expedites the review of drugs and biologics intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.

Our second development program is focused on the use of C1-INH in treating cardiovascular diseases, including acute myocardial infarction, or AMI, commonly known as heart attack. Despite a widespread appreciation for the role of inflammation in AMI in both the scientific and medical communities, no presently available treatments directly target the mechanisms of inflammation. Based on preliminary animal and clinical data presented by others, we believe that C1-INH may be useful as a treatment for AMI or other cardiovascular diseases. We intend to initiate a research program in the fourth quarter of 2007 for the development of a genetically engineered or recombinant version of C1-INH as part of a broader program examining the potential of C1-INH in treating cardiovascular disease.

The process of inflammation underlies a number of other serious diseases, including gram-negative septicemia and inflammatory bowel disease, and is also understood to play a role in other disorders previously thought to be unrelated to inflammation, including Alzheimer’s disease and stroke. As a potent mediator of inflammation and coagulation, C1-INH has been examined as a potential treatment for some of these diseases in animal studies, and, in a limited number of disorders, in clinical studies as well. Based on these studies, and on the role C1-INH is known to play in inhibiting key inflammatory pathways, we intend to develop C1-INH for certain other diseases and disorders. We believe that the extensive patient experience with C1-INH in treating HAE in Europe will facilitate its introduction into other clinical indications.

We have certain rights to C1-INH technology through an agreement with Sanquin Blood Supply Foundation, or Sanquin, an Amsterdam-based not-for-profit organization that provides blood and plasma products and related services, carries out research and provides education, primarily in the Netherlands. As part of our agreement with Sanquin, we have exclusive commercialization rights to C1-INH in the United States, Canada and a limited number of other countries. We are not required to pay Sanquin a royalty on sales of C1-INH to treat HAE. Upon commercial launch of our product candidate for the treatment of HAE and thereafter during the term of our agreement, Sanquin will supply us with our commercial requirements for C1-INH for the treatment of HAE in each country where we have received regulatory approval, subject to minimum annual purchase requirements in Euros equal to approximately $10 million per year.

Strategy

Our goal is to develop and commercialize a portfolio of C1-INH products that offer improved efficacy and safety characteristics over existing treatments. The key elements of our strategy are to:

•	complete the development and obtain regulatory approval of C1-INH for the treatment of HAE in the United States;

•	independently commercialize C1-INH for the treatment of HAE in the United States;

•	selectively develop C1-INH for additional therapeutic indications, including various cardiovascular indications; and

•	selectively in-license other product candidates.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this Prospectus Summary. We have a limited operating history and have not yet commercialized any products. We have incurred substantial operating losses in each year since inception. Our net loss was $11,767,489 for the year ended December 31, 2006 and $5,478,073 for the three months ended March 31, 2007. As of March 31, 2007, we had a deficit accumulated during the development stage of $28,666,412. We expect to incur significant and increasing net losses for at least the next several years. It is uncertain whether any of our product candidates under development will receive regulatory approval or become effective treatments. None of our product candidates has received regulatory approval for commercialization and we may never receive regulatory approval. We may never receive any product sales revenues or achieve profitability.

Background

On November 5, 2004, Fun City Popcorn, Inc. a non-operating public company incorporated in Nevada, Lev Acquisition Corp., its wholly-owed subsidiary, and Lev Development Corp., previously know as Lev Pharmaceuticals, Inc., entered into an Agreement and Plan of Merger. On December 29, 2004, the merger closed and pursuant to the Agreement, Lev Acquisition Corp. merged into Lev Development Corp. and the combined entity became a wholly-owned subsidiary of Fun City Popcorn. As a result of this transaction, Fun City issued 5,029,795 shares of common stock and 4,789,433 shares of Series A convertible preferred stock to holders of outstanding common stock of Lev Development Corp. Thereafter, the board of directors and stockholders of Fun City approved a merger of Fun City into a newly formed, wholly-owned subsidiary incorporated in Delaware. This merger was undertaken to, among other things, permit the conversion of the Series A preferred stock, reincorporate Fun City in the State of Delaware and to change the name of the company. On February 17, 2005, this latter transaction closed and the issued and outstanding Series A Preferred Stock of Fun City was converted into an aggregate of 66,767,994 shares of common stock. In this transaction, Fun City changed its name to Lev Pharmaceuticals, Inc. As a result of these mergers, the stockholders of Lev Development Corp. acquired approximately 94% of our outstanding common stock.

General

Our principal executive office is located at 675 Third Avenue, Suite 2200, New York, New York 10017 and our telephone number is (212) 682-3096. Our website is www.levpharma.com. Information contained in our website shall not be deemed to constitute a part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information included herein as well as the information included in other reports and filings made with the SEC before investing in our common stock. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks related to our business

We currently are devoting substantially all of our efforts on the development of product candidates based on C1-INH. If we are unable to successfully develop and commercialize these product candidates, or experience significant delays in doing so, our business, financial condition and results of operations will be materially harmed.

We are investing substantially all of our time and resources to the development of C1-INH for the treatment of inflammatory diseases. Our ability to generate product revenues, if ever, depends on the successful development and eventual commercialization of our product candidates. The success of our product candidates will depend on several factors, including the following:

• successful completion of preclinical and clinical trials;

• receipt of marketing approvals from the FDA and similar regulatory authorities outside the United States;

• establishing commercial manufacturing arrangements with third-party manufacturers;

• launching commercial sales of our product candidates, whether alone or in collaboration with others;

• acceptance of the product by patients, the medical community and third-party payors;

• competition from other therapies; and

• a continued acceptable safety profile of our C1-INH-based products following approval.

Given our limited focus on C1-INH product candidates, if these product candidates do not prove successful in clinical trials, and are not approved or are not commercialized because we have insufficient resources for continued development for any other reason, we may be required to suspend or discontinue our operations and our business could be materially harmed.

We are a development stage company and currently have no source of revenue and may never become profitable.

We are a development stage biopharmaceutical company with a limited operating history. Currently, we have no products approved for commercial sale and, to date, we have not generated any revenue. Our ability to generate revenue depends on: first, obtaining FDA marketing approval for any of our products and, second, successfully commercializing and bringing to market these products. In particular, if we do not successfully develop and commercialize C1-INH for the treatment of HAE, we will be unable to generate any revenue for many years, if at all and, even if successful in obtaining FDA marketing approval for C1-INH for the treatment of HAE, it may be up to a year or more before we can expect to begin to generate revenue. If we are unable to generate revenue, we will not become profitable, and we may be unable to continue our operations.

We have incurred significant losses since inception and anticipate that we will incur continued losses for the foreseeable future.

As of March 31, 2007, we had a deficit accumulated during our development stage of $28,666,412. We have from our inception incurred and will continue to incur significant and increasing operating losses for the next several years as we prepare the BLA based on the Phase III trial results of C1-INH for the acute treatment of HAE and the prophylactic treatment of HAE if the trial data is supportive, continue the open-label studies of C1-INH and advance C1-INH for the treatment of selected cardiovascular diseases into clinical development. For the years ended December 31, 2005 and 2006, we had net losses of $6,308,356 and $11,767,489, respectively, and for the three months ended March 31, 2007, we had a net loss of $5,478,073. In addition, if we receive regulatory approval of any of our product candidates, we expect to incur significant sales and marketing expenses in the future. Because of the numerous risks and uncertainties associated with developing and commercializing these product candidates, we are unable to predict the extent of future losses or when and if we will generate revenues or become profitable.

We are a development stage company, making it difficult for you to evaluate our business and your investment.

We are in the development stage and our operations and the development of our proposed products are subject to all of the risks inherent in the establishment of a new business enterprise, including:

• the absence of an operating history;

• the lack of commercialized products;

• insufficient capital;

• expected substantial and continual losses for the foreseeable future;

• limited experience in dealing with regulatory issues;

• limited marketing and manufacturing experience;

• an expected reliance on third parties for the development and commercialization of some of our proposed products;

• a competitive environment characterized by numerous, well-established and well-capitalized competitors;

• uncertain market acceptance of our proposed products; and

• reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company.

We may need to raise substantial additional capital to fund our operations, and our failure to obtain funding when needed would adversely affect our development programs and other operations.

Our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts to:

•	complete the clinical development of C1-INH for the treatment of HAE;

•	continue the development of our other product candidates;

•	finance our general, administrative and license acquisition costs;

•	prepare regulatory approval applications and seek approvals for C1-1NH and our other product candidates;

•	launch and commercialize our product candidates, if any such product candidates receive regulatory approval; and

•	develop and implement sales, marketing and distribution capabilities.

Our cash used in operations increased significantly over the period from July 21, 2003 (inception) to March 31, 2007 and we expect that our cash used in operations will increase significantly over the next several years. Based on our current levels of research and development and our business plan, we believe that our existing cash and cash equivalents, and payments for research and development services will not be sufficient to fund our anticipated levels of operations for the next twelve months. We expect to need additional financing to complete the development and commercialization of our current product candidates and support our operating plan. We have based this estimate on various assumptions that may prove to be wrong. Our future funding requirements will depend on many factors, including, but not limited to:

• the rate of progress and cost of our clinical trials and other development activities;

• any future decisions we may make about the scope and prioritization of the programs we pursue;

• the costs and timing of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

• the timing of, and the costs involved in, obtaining regulatory approvals;

• the costs of establishing sales, marketing and distribution capabilities;

• the effect of competing technological and market developments;

• ongoing determinations of the potential commercial success of our proposed products;

• the costs involved in utilizing third party contract research organizations for preclinical studies and clinical trials;

• the availability of third parties, and the cost, to manufacture compounds for clinical trial supply;

• the terms and timing of any collaborative, licensing and other arrangements that we may establish; and

• general market conditions for offerings from biopharmaceuticals companies.

To date, our sources of cash have been primarily limited to the sale of equity securities. We plan to raise additional financing through public or private equity offerings and/or debt financings. We cannot be certain that additional funding will be available on acceptable terms, if at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution and the price of our common stock could be materially negatively affected. Any debt financing, if available, would result in us incurring costs relating to interest payments and we may be required to pledge assets as security for the debt and may be constrained by restrictive financial and/or operational covenants. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and /or the commercialization of one or more of our product candidates. Accordingly, any failure to raise adequate capital in a timely manner would have a material adverse effect on our business, operating results, financial condition and future growth prospects. We also may be required to:

•	seek collaborators for our product candidates at an earlier stage than otherwise would be desirable and on terms that are less favorable than might otherwise be available; and

•	relinquish, license or otherwise dispose of rights to technologies, on unfavorable terms, product candidates or products that we would otherwise seek to develop or commercialize ourselves.

If either of our agreements with Sanquin terminate, we may be unable to continue our business.

Our business is highly dependent on distribution and license rights that we have received from Sanquin pursuant to a distribution agreement relating to the treatment of HAE and a license agreement relating to the treatment of AMI. Upon commercial launch of our product candidate for the treatment of HAE and thereafter during the term of the agreement, Sanquin will supply us with our commercial requirements for C1-INH for the treatment of HAE in each country where we have received regulatory approval, subject to minimum annual purchase requirements in Euros equal to approximately $10 million per year. If we fail to fulfill certain obligations or fail to meet certain milestones under the distribution agreement, the distribution agreement may be terminated. These milestones include (a) submission of a BLA with the FDA within 12 months from the completion of the clinical trial for HAE, and (b) failure to obtain marketing approval in the United States within 18 months from the submission of the BLA. In addition, Sanquin has the right to terminate the agreement if it is unable to maintain liability insurance for its United States obligations, under certain circumstances as described in the distribution agreement. In addition, either party may terminate the agreement upon an uncured breach. If Sanquin terminates the distribution agreement, we would have to retain another supplier of C1-INH for the treatment of HAE. If we are unable to locate another supplier of C1-INH comparable to Sanquin on economically acceptable terms, or at all, we will not be able to commercialize our product candidates and we may be forced to cease our operations.

Under the license agreement, Sanquin granted us an exclusive license to use certain patent, patent applications and know-how related to the use of C1-INH technology for the treatment of AMI. Under the terms of the license agreement for AMI, we are obligated to make minimum and earned royalty and other payments to Sanquin. If we fail to fulfill those obligations or other material obligations, the license agreement may be terminated by Sanquin. If Sanquin terminates the license agreement, we will have no further rights to utilize the intellectual property covered by the license agreement, we would not be able to commercialize the applicable product candidate for the treatment of AMI and we may be forced to cease our operations relating to the treatment to AMI using C1-INH, particularly if we do not have rights to other product candidates.

We are dependent on Sanquin as our sole source of supply for C1-INH.

Pursuant to our distribution agreement with Sanquin, Sanquin will supply us with certain annual minimum and maximum amounts of C1-INH. In the event demand for C-INH is greater than the amount supplied by Sanquin, we would have to find alternative suppliers of C1-INH. If we are unable to locate alternate suppliers of C1-INH comparable to Sanquin on economical terms, or at all, we may lose business and our reputation in the marketplace could be adversely affected.

We rely on third parties to supply and manufacture our product candidates, without any direct control over the timing for the supply, production and delivery of our product candidates, thereby possibly adversely affecting any future revenues.

We have relied exclusively and are dependent on certain third party source suppliers to supply raw materials, specifically plasma, for our product candidates. To date, we have only required plasma for the production of C1-INH to conduct our clinical trials. However, in connection with our ongoing trials and in the event any of our product candidates receives the approval of the FDA, we will need increased supplies of plasma. On April 12, 2007, we entered into a plasma supply agreement with a third-party provider for this purpose, which agreement expires in December 2011, subject to certain specified events. Under this agreement, we are required to purchase certain quantities of plasma at an aggregate cost of $7,360,000 for 2007 and $8,320,000 in 2008. Commitments for subsequent years under this agreement will be negotiated. The plasma will be utilized for the production of product or materials by Sanquin under our distribution and manufacturing services agreement. Although Sanquin may purchase up to a maximum of $3,200,000 of such plasma from us for the year ended December 31, 2007, we will expend a significant amount of our currently available cash in obtaining a sufficient supply of plasma. This will increase the likelihood that we will need to raise additional capital to fund our operations.

If we are unable to obtain or maintain this level of plasma supply, we will need to obtain our supply from other parties in order to satisfy our expected needs. Establishing additional or replacement suppliers for these materials may take a substantial amount of time. In addition, we may have difficulty obtaining similar supplies from other suppliers that are acceptable to the FDA. If we have to switch to a replacement supplier, we may face additional regulatory delays and the manufacture and delivery of our product candidates could be interrupted for an extended period of time, which may delay completion of our clinical trials or commercialization of our product candidates. As a result, regulatory approval of our product candidates may not be received at all. All these delays could cause delays in commercialization of our product candidates, delays in our ability to generate revenue, and increase our costs.

If any of our product candidates receives the approval of the FDA we expect to rely on one or more third-party contractors to manufacture our commercial products. If any current or future third-party supplier ceases to supply the products in the quantity and quality we need to manufacture the drug candidates or if the current or future third-party suppliers are unable to comply with current Good Manufacturing Practices, or cGMPs, and other government regulations, the qualification of additional or replacement suppliers could be a lengthy process, and there may not be adequate alternatives to meet our needs, which would negatively affect our business. We may not be able to obtain the necessary materials used in our products in the future on a timely basis, if at all. The FDA and regulatory agencies in other countries also periodically inspect manufacturing facilities, including third parties who manufacture products or active ingredients for us. The FDA and/or applicable foreign regulatory agencies may not believe that the chosen manufacturers have sufficient experience making the dosage forms that we have contracted with them to produce, and may subject those manufacturers to increased scrutiny. Pharmaceutical manufacturing facilities must comply with applicable cGMPs, and manufacturers usually must invest substantial funds, time and effort to ensure full compliance with these standards. We will not have control over our contract manufacturers’ compliance with these regulations and standards. Failure to comply with applicable regulatory requirements can result in sanctions, fines, delays or suspensions of approvals, seizures or recalls of products, operating restrictions, manufacturing interruptions, costly corrective actions, injunctions, adverse publicity against us and our products and possible criminal prosecutions.

Our proposed products are in the development stages and may never be commercially introduced.

Our proposed products are in the development stages and will require further development, preclinical and clinical testing and investment prior to commercialization in the United States and abroad. We have not commercially introduced any products and do not expect to do so until 2008 at the earliest, depending upon the timing of the completion of our ongoing clinical trial, our preparation and filing, and the FDA’s review of our biologics license application for our proposed products. We cannot assure you that any of our proposed products will:

• be successfully developed;

• prove to be safe and efficacious in clinical trials;

• meet applicable regulatory standards or obtain required regulatory approvals;

• demonstrate substantial protective or therapeutic benefits in the prevention or treatment of any disease;

• be capable of being produced in commercial quantities at reasonable costs;

• obtain coverage and favorable reimbursement rates from insurers and other third-party payors; or

• be successfully marketed or achieve market acceptance by physicians and patients.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

In order to receive regulatory approval for the commercialization of our product candidates, we must conduct, at our own expense, extensive clinical trials to demonstrate safety and efficacy of these product candidates. Clinical testing is expensive, can take many years to complete and their outcomes are uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of our product candidates do not necessarily predict the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through initial clinical testing. The data collected from clinical trials of our product candidates may not be sufficient to support the submission of a BLA to the FDA or to obtain regulatory approval in the United States or elsewhere. Because of the uncertainties associated with drug development and regulatory approval, we cannot determine if or when we will have an approved product for commercialization or achieve sales or profits.

Delays in clinical testing could result in increased cost to us and delay our ability to generate revenue.

We may experience delays in clinical testing of our product candidates. We do not know whether planned clinical trials will need to be redesigned or will be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including delays in obtaining regulatory approval to commence a trial, in reaching agreement on acceptable clinical trial terms with prospective sites, in obtaining institutional review board approval to conduct a trial at a prospective site, in recruiting patients to participate in a trial or in obtaining sufficient supplies of clinical trial materials. Many factors affect patient enrollments, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, competing clinical trials and new drugs approved for the conditions we are investigating. Prescribing physicians will also have to decide to use our product candidates over existing drugs that have established safety and efficacy profiles. Any delays in completing our clinical trials will increase our cost, slow down our product development and approval process and delay our ability to generate revenue.

We may be required to suspend or discontinue clinical trials due to unexpected side effects or other safety risks that could preclude approval of our product candidates.

Our clinical trials may be suspended at any time for a number of reasons. For example, we may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the clinical trial patients. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with requirements or that they present an unacceptable safety risk to the clinical trial patients.

Administering any product candidates to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA or other regulatory authorities denying further developments or approval of our product candidates for any or all targeted indications. Ultimately, some or all of our product candidates may prove to be unsafe for human use. Moreover, we could be subject to significant liability if any volunteer or patient suffers, or appears to suffer, adverse health effects as a result of participating in our clinical trials.

If we are unable to satisfy regulatory requirements, we may not be able to commercialize our product candidates.

We need FDA approval prior to marketing our product candidates in the United States. If we fail to obtain FDA approval to market our product candidates, we will be unable to sell our products in the United States and we will not generate any revenue.

The FDA regulatory review and approval process, which includes the evaluation of our preclinical studies and clinical trials of a product candidate as well as the evaluation of our manufacturing process and our contract manufacturers’ facilities, is lengthy, expensive and uncertain. To receive approval, we must, among other things, demonstrate with substantial evidence from well-controlled clinical trials that our product is both safe and effective for each indication where we seek approval. Satisfaction of these requirements typically takes several years and the time needed to satisfy them may vary substantially, based on the type, complexity and novelty of the pharmaceutical product. We cannot predict if or when we might submit for regulatory review any of our product candidates currently under development. Any approvals we may obtain may not cover all of the clinical indications for which we are seeking approval. Also, an approval might contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use.

The FDA has substantial discretion in the approval process and may either refuse to file our application for substantive review or may form the opinion after review of our data that our application is insufficient to allow approval of our product candidates. If the FDA does not file or approve our application, it may require that we conduct additional clinical, preclinical or manufacturing validation studies and submit that data before it will reconsider our application. Depending on the extent of these or any other studies, approval of any applications that we submit may be delayed by several years or may require us to expend more resources than we have available. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the FDA to make our application approvable. If any of these outcomes occur, we may be forced to abandon our applications for approvals, which might cause us to cease operations.

We will also be subject to a wide variety of foreign regulations governing the development, manufacture and marketing of our products. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must still be obtained prior to manufacturing or marketing the product in those countries. The approval process varies from country to country and the time needed to secure approval may be longer or shorter than that required for FDA approval. We cannot assure you that clinical trials conducted in one country will be accepted by other countries or that approval in one country will result in approval in any other country.

The commercial success of our product candidates will depend upon the degree of market acceptance of these products among physicians, patients, health care payors and the medical community.

Our product candidates have never been commercialized in the United States for any indication. Even if approved for sale by the appropriate regulatory authorities, physicians may not prescribe our product candidates, in which case we could not generate revenue or become profitable. Market acceptance of C1-INH for the treatment of HAE and our other product candidates by physicians, healthcare payors and patients will depend on a number of factors, including:

• acceptance by physicians and patients of each such product as a safe and effective treatment;

• cost effectiveness;

• adequate reimbursement by third parties;

• potential advantages over alternative treatments;

• relative convenience and ease of administration; and

• prevalence and severity of side effects.

If our product candidates are unable to compete effectively with marketed treatments, our commercial opportunity will be reduced or eliminated.

We face competition from established pharmaceutical and biotechnology companies, as well as from academic institutions, government agencies and private and public research institutions. Many products are either under development or are currently marketed for the treatment of HAE and AMI. Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Our commercial opportunity will be reduced or eliminated if our competitors develop and commercialize competing products that are safer, more effective, have fewer side effects or are less expensive than our product candidates. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies and technology licenses complementary to our programs or advantageous to our business. Because we will most often be competing against significantly larger companies with established track records, we will have to demonstrate to physicians that based on experience, clinical data, side-effect profiles and other factors, our products are preferable to existing products. If we are unable to compete effectively and differentiate our products from currently marketed products, we may never generate meaningful revenue.

If we are not first to market for our HAE product, the Orphan Drug Act may provide a competitor with up to seven years of market exclusivity.

The Orphan Drug Act was created to encourage companies to develop therapies for rare diseases by providing incentives for drug development and commercialization. One of the incentives provided by the Orphan Drug Act is seven years of market exclusivity for the first product in a class licensed for the treatment of a rare disease. HAE is considered to be a rare disease under the Orphan Drug Act, and companies may obtain orphan drug status for therapies that are developed for this indication. We believe CSL Behring and Pharming NV are currently developing products that the FDA may determine to be in the same class as our C1-INH product candidate. In the event that either of these companies are first to obtain FDA licensure for their product, we could be prevented from obtaining licensure and marketing our C1-INH product candidate for the treatment of HAE.

We currently have a very limited sales and marketing organization. If we are unable to establish a direct sales force or we are unable to enter into marketing agreements with third parties in the United States to promote our products, the commercial opportunity for our products may be diminished.

We currently have a very limited sales and marketing organization. If any of our product candidates are approved by the FDA, we intend to market these products directly to health care providers in the United States through our own sales force and enter into distribution agreements with third parties. We will incur significant additional expenses and may need to commit significant additional management resources to promote and sell our products. In the event we are unable to develop our own sales force or collaborate with a third party to sell our product candidates, we may not be able to commercialize our product candidates, which would negatively impact our ability to generate revenue.

If the FDA does not approve our contract manufacturers’ facilities, we may be unable to develop or commercialize our product candidates.

We rely on Sanquin to manufacture our product candidates, and currently have no plans to develop our own manufacturing facility. The facilities used by Sanquin to manufacture our product candidates will require approval by the FDA. There can be no assurance that Sanquin will be able to obtain or maintain compliance with the FDA’s requirements. We may need to find alternative manufacturing facilities, which would result in significant costs to us as well as a delay of up to several years in obtaining approval for and manufacturing of our product candidates.

We rely on third parties to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to seek or obtain regulatory approval for or commercialize our product candidates.

We have an agreement with a third party clinical research organization, or CRO, to implement, provide monitors and manage data for our clinical programs. We and our CRO are required to comply with current Good Clinical Practices, or GCPs, regulations and guidelines enforced by the FDA for all of our products in clinical development. We are responsible for ensuring that each one of our clinical trials is being conducted in accordance with general investigator plan and protocol for the trial. The FDA enforces GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. In the future, if we or our CRO fails to comply with applicable GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that, upon inspection, the FDA will determine that any of our clinical trials for products in clinical development comply with GCPs. In addition, our clinical trials must be conducted with products produced under cGMPs and will require a large number of test subjects. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

If any of our current or future relationships with these third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. As a result, our financial results and the commercial prospects for our product candidates would be harmed, our costs could increase, and our ability to generate revenue could be delayed.

If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

We face an inherent risk of product liability lawsuits related to the testing of our product candidates, and will face an even greater risk if we sell our products commercially. Currently, we are not aware of any anticipated product liability claims with respect to our product candidates. In the future, an individual may bring a liability claim against us if one of our product candidates causes, or merely appears to have caused, an injury. If we cannot successfully defend ourselves against the product liability claim, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

• decreased demand for any product candidates or products that we may develop;

• injury to our reputation;

• withdrawal of clinical trial participants;

• costs to defend the related litigation;

• substantial monetary awards to trial participants or patients;

• loss of revenue; and

• the inability to commercialize any products that we may develop.

We have clinical trial liability insurance that covers our clinical trials with an annual aggregate limit of $5,000,000. We intend to expand our insurance coverage to include the sale of commercial products if marketing approval is obtained for our product candidates. We believe that we will be able to procure sufficient insurance coverage for our proposed clinical development activities. However, as enrollment in our clinical trials increases and we initiate additional clinical trials, such insurance coverage may prove insufficient to cover any liability claims brought against us. In addition, because of the increasing costs of insurance coverage, we may not be able to maintain insurance coverage at a reasonable cost or obtain insurance coverage that will be adequate to satisfy any liability that may arise. If we are required to pay a product liability claim, we may not have sufficient financial resources to complete development or commercialization of any of our product candidates and, if so, our business and results of operations would be harmed.

Even if we receive regulatory approval for our product candidates, we will be subject to ongoing significant regulatory obligations and oversight.

If we receive regulatory approval to sell our product candidates, the FDA and foreign regulatory authorities may, nevertheless, impose significant restrictions on the indicated uses or marketing of such products, or impose ongoing requirements for post-approval studies. If we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution. Any of these events could harm or prevent sales of the affected products or could substantially increase the costs and expenses of commercializing and marketing these products. In addition, if any of our product candidates receive marketing approval and we or others later identify undesirable side effects caused by the product, we could face one or more of the following:

• a change in the labeling statements or withdrawal of FDA or other regulatory approval of the product;

• a change in the way the product is administered; or

• the need to conduct additional clinical trials.

Discovery after approval of previously unknown problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in actions such as:

• restrictions on such products’ manufacturers or manufacturing processes;

• restrictions on the marketing of a product;

• warning letters;

• withdrawal of the products from the market;

• refusal to approve pending applications or supplements to approved applications that we submit;

• recall of products;

• fines, restitution or disgorgement of profits or revenue;

• suspension or withdrawal of regulatory approvals;

• refusal to permit the import or export of our products;

• product seizure;

• injunctions; or

• imposition of civil or criminal penalties.

If we fail to attract and keep senior management and key scientific personnel, we may be unable to successfully develop our product candidates, conduct our clinical trials and commercialize our product candidates.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel and on our ability to develop and maintain important relationships with leading academic institutions, clinicians and scientists. We are highly dependent upon our senior management, particularly Judson Cooper, our Chairman and Executive Vice President, and Joshua D. Schein, Ph.D., our Chief Executive Officer. The loss of services of Mr. Cooper or Dr. Schein, or one or more other members of senior management could delay or prevent the successful completion of our planned clinical trials or the commercialization of our product candidates.

Recruiting and retaining qualified scientific personnel, clinical personnel and sales and marketing personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms, if at all, given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from other companies, universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

We will need to increase the size of our organization, and we may experience difficulties in managing growth.

We are a small company with 22 employees as of May 31, 2007. To continue our clinical trials and commercialize our product candidates, we will need to expand our employee base for managerial, operational, financial and other resources. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. Our future financial performance and our ability to commercialize our product candidates and to compete effectively will depend, in part, on our ability to manage any future growth effectively.

Reimbursement may not be available for our product candidates, including due to legislative or regulatory reform of the healthcare system, which could diminish our sales or affect our ability to sell our products profitably.

C1-INH, if commercialized, is likely to be significantly more expensive than traditional drug treatments. Our future revenues and profitability will be adversely affected if we cannot depend on governmental, private third-party payors and other third-party payors, including Medicare and Medicaid, to defray the cost of C1-INH to the consumer. If these entities refuse to provide coverage and reimbursement with respect to C1-INH or determine to provide an insufficient level of coverage and reimbursement, C1-INH may be too costly for general use, and physicians may not prescribe it. Many third-party payors cover only selected drugs, making drugs that are not preferred by such payor more expensive for patients, and require prior authorization or failure on another type of treatment before covering a particular drug. Third-party payors may be especially likely to impose these obstacles to coverage for higher-priced drugs, which we anticipate C1-INH to be.

In addition to potential restrictions on coverage, the amount of reimbursement for our products may also reduce our profitability and worsen our financial condition. In the United States and elsewhere, there have been, and we expect there will continue to be, actions and proposals to control and reduce healthcare costs. Government and other third-party payors are challenging the prices charged for healthcare products and increasingly limiting and attempting to limit both coverage and level of reimbursement for prescription drugs.

Since C1-INH will likely be too expensive for most patients to afford without health insurance coverage, if adequate coverage and reimbursement by third-party payors is not available, our ability to successfully commercialize C1-INH may be adversely impacted. Any limitation on the use of C1-INH or any decrease in the price of C1-INH will have a material adverse effect on our ability to achieve profitability. Even where patients have access to insurance, their insurance co-payment amounts may be too expensive for them to afford.

Rapid technological change could make our product candidates obsolete.

Biopharmaceutical technologies have undergone rapid and significant change and we expect that they will continue to do so. Any compounds, products or processes that we develop may become obsolete or uneconomical before we recover any expenses incurred in connection with their development. Rapid technological change could make our products obsolete or uneconomical. Our future success will depend not only on our ability to develop our product candidates, but also on our ability to maintain market acceptance against emerging industry developments. We cannot assure prospective investors that we will be able to do so.

Compliance with the Sarbanes-Oxley Act of 2002 will result in increased expenditures.

We are exposed to significant costs and risks associated with complying with increasingly stringent and complex regulation of corporate governance and disclosure standards. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations require a growing expenditure of management time and external resources. In particular, Section 404 of the Sarbanes-Oxley Act of 2002 requires management’s annual review and evaluation of our internal controls, and attestations of the effectiveness of our internal controls by our independent auditors. Under current law, the internal controls certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act will not apply to us until the fiscal years ended December 31, 2007 and 2008, respectively. However, if we are deemed to be an “accelerated filer,” as defined under SEC Rule 12b-2, at the end of our second fiscal quarter of 2007, both the internal controls certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act will apply to us as of the end of our 2007 fiscal year. As of the date hereof, the market value of our voting and non-voting common equity held by non-affiliates would result in us being an “accelerated filer” at the end of this fiscal year. Accordingly, management has begun reviewing our internal control procedures to facilitate compliance with those requirements when they become applicable. This process could result in our needing to implement measures to improve our internal controls. Any failure by us to maintain effective internal controls could have a material adverse effect on our business, operating results and stock price. This process may also require us to hire additional personnel and outside advisory services and will result in significant accounting and legal expenses. We expect to incur significant expense in future periods to comply with regulations pertaining to corporate governance and internal controls as described above.

We have a significant amount of net operating loss and credit carryforwards, the use of which may be limited in certain circumstances.

As of December 31, 2006, we have available, for tax purposes, unused net operating loss carryforwards of approximately $8,993,000 that expire from 2023 to 2026. We also have approximately $525,000 of research and development credits that expire from 2024 to 2026. Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of our net operating loss and credit carryforwards prior to August 23, 2004 is limited due to a cumulative change in ownership of more than 50% that occurred within a three-year period. Similarly, any future financing activities may also result in a further limitation on our ability to use our net operating loss and credit carryforwards. In the event we achieve profitable operations, any significant limitation on the utilization of net operating loss and credit carryforwards would have the effect of increasing our current tax liability.

Risks related to our intellectual property

It is difficult and costly to protect our proprietary rights, and we may not be able to ensure their protection.

Our commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection of our product candidates and the methods used to manufacture them, as well as successfully defending these patents against third party challenges. We will only be able to protect our product candidates from unauthorized making, using, selling, and offering to sell or importation by third parties to the extent that we have rights under valid and enforceable patents or trade secrets that cover these activities.

The patent position of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date in the United States. The biotechnology patent situation outside the United States is even more uncertain. Changes in either the patent laws or interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our licensed patents or in third-party patents.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•
others may be able to make compounds that are competitive with our product candidates but that are not covered by the claims of our licensed patents, or for which we are not licensed under our license agreements;

•
we or our licensor might not have been the first to make the invention covered by our future pending patent applications, if any, or the pending patent applications and issued patents of our licensors;

•	we or our licensor might not have been the first to file patent applications for these inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies;

•	it is possible that our pending patent applications, if any, or one or more of the pending patent applications of our licensor, will not result in issued patents;

•	the issued patents of our licensor may not provide us with any competitive advantage, or may be held invalid or unenforceable as a result of legal challenges by third parties;

•	we may not develop additional proprietary technologies that are patentable; or

•	the patents of others may have an adverse effect on our business.

We also may rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time-consuming and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods, and know-how.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to protect our rights or use our technology.

If we pursue litigation to stop someone else from using the inventions claimed in our owned or licensed patents or the patents issuing from a licensed application, that individual or company has the right to ask the court to rule that these patents are invalid and/or should not be enforced. These lawsuits are expensive and would consume time and other resources even if we were successful in stopping the infringement of these patents. In addition, there is a risk that the court will decide that these patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that even if the validity of these patents is upheld, the court will refuse to stop the other party on the ground that such other party’s activities do not infringe our rights in these patents.

Furthermore, a third party may claim that we are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our products. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. There is a risk that a court would decide that we are infringing the third party’s patents and would order us to cease engaging in activities judged to be covered by the patents. In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party’s patents. The biotechnology industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid and/or unenforceable, and we may not be able to do this. Proving invalidity and/or unenforceability is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our licensors’ issued patents or patents issued from a licensed application or our licensors’ pending applications or that we or our licensors were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our licensors’ patent applications and could further require us to obtain rights to issued patents covering such technologies. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of inventions in the United States. The cost of these proceedings would be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Risks Relating to our Securities

As a result of the shares issued in our recent private placement, the number of shares of our common stock outstanding has increased substantially and certain purchasers beneficially own significant blocks of our common stock and these shares are generally available for resale in the public market.

Upon the closing of the private placement in October 2006, we issued to a small group of institutional and other accredited investors an aggregate of 32,307,693 shares of common stock, plus warrants to purchase an aggregate of 9,692,308 additional shares of common stock. We also issued warrants to purchase 1,897,057 shares of common stock to registered-broker dealers that assisted us in this transaction. The issuance of these shares and warrants resulted in substantial dilution to stockholders who held our common stock prior to the private placement. Under the purchase agreement for the private placement, we agreed to file a registration statements with the SEC covering the resale of the all of the shares of common stock issued or to be issued in the private placement, including the shares of common stock issuable upon exercise of the warrants. We have also granted to the purchasers piggyback rights to participate in any company registration, subject to certain limitations. This registration statement was declared effective by the SEC on December 11, 2006 and these shares are presently generally available for immediate resale in the public market. The market price of our common stock could fall due to an increase in the number of shares available for sale in the public market.

Market volatility may affect our stock and the value of your investment.

The market prices for securities of biopharmaceutical companies in general have been highly volatile and may continue to be highly volatile in the future. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock:

• announcements of technological innovations or new products by us or our competitors;

• announcements of FDA approval or non-approval of our product candidates or delays in the FDA review process;

• actions taken by regulatory agencies with respect to our product candidates, clinical trials, manufacturing process or sales and marketing activities;

• regulatory developments in the United States and foreign countries;

• the success of our development efforts to acquire or in-license additional products or product candidates;

• any intellectual property infringement action, or any other litigation, involving us;

• non-issuance of patents on our, or our licensors’, pending patent applications, or invalidation of our, or our licensors’, patents or other intellectual property rights;

• announcements concerning our competitors, or the biotechnology or biopharmaceutical industries in general;

• actual or anticipated fluctuations in our operating results;

• changes in financial estimates or recommendations by securities analysts;

• sales of large blocks of our common stock;

• sales of our common stock by our executive officers, directors and significant stockholders; and

• the loss of any of our key scientific or management personnel.

The occurrence of one or more of these factors may cause our stock price to decline, and you may not be able to resell your shares at or above the price you paid for your shares. In addition, the stock market in general, and the markets for biotechnology and biopharmaceutical stocks in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market conditions may adversely affect the trading price of our common stock.

We are at risk of securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology and biopharmaceutical stocks have experienced significant stock price volatility in recent years. If we faced such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

The ownership interests of our officers and directors could conflict with the interests of our other stockholders.

As of May 31, 2007, our officers and directors beneficially own approximately 27.5% of our common stock. As a result, these stockholders, acting together, will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of this group of stockholders may not always coincide with our interests or the interests of other stockholders.

We may be subject to “penny stock” regulations that would limit the trading market for our common stock.

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as Nasdaq or other national exchanges, and which may cause difficulty in obtaining future financing. Further, the SEC has adopted regulations which generally define Penny Stocks to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As the closing price for our common stock is currently less than $5.00 per share, it may be designated a “Penny Stock.” Although we currently satisfy the net worth exemption from the “Penny Stock” definition, no assurance can be given that such exemption will be maintained. As a Penny Stock, our common stock may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rules. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors”. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market. Many brokers have decided not to trade “penny stock” because of the requirements of the Penny Stock Rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock. In the event that we are subject to the Penny Stock Rules for any significant period, there may develop an adverse impact on the market for our securities and investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded on the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant new events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital. There can be no assurance that our common stock will continue to qualify for exemption from the penny stock restrictions.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. As of May 31, 2007, there were approximately 80,734,316 shares of restricted common stock outstanding that may be eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144 provides, that, in general, a person holding restricted securities for a period of one year may, every three months thereafter, sell in brokerage transactions an amount of shares which does not exceed the greater of one percent of our then outstanding common stock or the average weekly trading volume of the common stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitations by a person who is not an affiliate of ours and was not an affiliate at any time during the 90 day period prior to sale and who has satisfied a two year holding period. Sales of our common stock by certain present stockholders under Rule 144 may, in the future, have a depressive effect on the market price of our securities. In addition, the sale of shares by officers and directors and other affiliated shareholders may also have a depressive effect on the market for our securities.

Because we do not intend to pay dividends, you will benefit from an investment in our common stock only if it appreciates in value.

We have paid no cash dividends on any of our capital stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. The success of your investment in our common stock will likely depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value or even maintain the price at which you purchased your shares.

Provisions in our charter documents and Delaware law could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

•	authorizing the issuance of “blank check” preferred that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

•	prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

•	advance notice provisions in connection with stockholder proposals that may prevent or hinder any attempt by our stockholders to bring business to be considered by our stockholders at a meeting or replace our board of directors.

Exercise of outstanding options and warrants will dilute stockholders and could decrease the market price of our common stock.

As of May 31, 2007, we had issued and outstanding options and warrants to purchase an aggregate of 25,113,496 additional shares of common stock, including the warrants issued in our recent private placement. To the extent that these securities are exercised or converted, dilution to our shareholders will occur. The exercise of these securities by the holders may adversely affect the market price of our common stock and the terms under which we could obtain additional equity capital.

Because our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.

As described in greater detail under the caption “Use of Proceeds”, we intend to use the net proceeds from this offering for general corporate purposes, and therefore, our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, including, without limitation, to build inventory for the potential launch of C1-INH for the treatment of HAE in the United States; expand our U.S. based specialty sales, marketing and distribution team; independently commercialize C1-INH for the treatment of HAE in the United States; conduct research and development activities of C1-INH for HAE and other indications; and for working capital and other general corporate purposes. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering. The principal purposes of this offering are to increase our operating and financial flexibility. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

PLAN OF DISTRIBUTION

We may sell the securities to be offered by this prospectus in one or more of the following ways from time to time

•	through agents to the public or to investors;

•	through underwriting syndicates represented by one or more managing underwriters;

•	to underwriters or dealers for resale to the public or to investors;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to investors; or

•	through a combination of any of these methods.

We will set forth in a prospectus supplement the terms of the offering of the securities, including

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which any class or series of securities may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices determined as the prospectus supplement specifies.

Agents

We may designate agents who agree to use their reasonable or best efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

Underwriters or Dealers

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses. All participating underwriters, dealers and agents will be registered broker-dealers or associated persons of registered broker-dealers. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Trading Markets and Listing of Common Stock

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is quoted on the OTC Bulletin Board under the trading symbol “LEVP.” We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

General

Prior to filing the shelf registration statement of which this prospectus is a part, we explored the possibility of conducting a private placement of our common stock with certain prospective investors, all of whom we believe were accredited investors. The proposed private placement sought to raise approximately $30 million in gross proceeds. We did not accept any offers to buy our securities and none of our securities were sold in the proposed private placement. We terminated all offering activity related to the proposed private placement on May 15, 2007. This prospectus and any accompanying prospectus supplement supersede any offering materials used in the proposed private placement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings:

• common stock;

• preferred stock;

• warrants to purchase common stock or preferred stock; or

• debt securities

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

This prospectus may not be used to complete a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is subject to and qualified by the applicable provisions of our certificate of incorporation, our bylaws and the relevant provisions of the law of the State of Delaware.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.01 par value per share. As of May 31, 2007, there were 114,110,778 shares of common stock outstanding. Our common stock is quoted on the OTC Bulletin Board under the symbol “LEVP.” Under our 2004 Omnibus Incentive Compensation Plan, we are authorized to issue 10,000,000 shares of common stock as awards. As of May 31, 2007, we had issued and outstanding (a) options to purchase an aggregate of 9,984,900 shares of common stock and (b) warrants to purchase an aggregate of 15,128,596 shares of common stock. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the company, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by the rights of the holders any series of preferred stock which we may designate and issue in the future.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Securities Transfer Corp. Their address is 2591 Dallas Parkway, Suite 102, Frisco, TX 75034, and their telephone number is 469-633-0101.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, par value $.01 per share, of which no shares are currently outstanding. We may issue authorized preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time, be determined by the board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the board of directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our board of directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designations relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

Voting Rights. The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal that would alter or change the powers, preferences, or special rights of the shares of preferred stock so as to affect them adversely. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations.

Other. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or other preferred stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock or other preferred stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Investor Rights Agreement with Subsidiary

In connection with an equity financing in March 2004, Lev Development Corp., which is our wholly-owned subsidiary, and Judson Cooper and Joshua D. Schein, Ph.D., our Chairman and our Chief Executive Officer, respectively, entered into an Investor Rights Agreement with Emigrant Capital Corp. and other investors affiliated with Emigrant Capital Corp. The agreement provides that in the event the subsidiary wishes to sell equity securities, the investors have the right to purchase additional equity securities from the subsidiary on the same terms up to an amount required to maintain their proportionate ownership interest in the subsidiary. Under this agreement, Mr. Cooper and Mr. Schein also granted co-sale rights to the investors with respect to any future sales by Messrs. Cooper and Schein of shares of common stock of the subsidiary. The agreement terminates upon an underwritten initial public offering of the subsidiary’s common stock.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, or under such other arrangement as is described in the prospectus supplement relating to the warrants being offered pursuant to such prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, direct the issuance of the shares of our common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

• the title of the warrants;

• the offering price for the warrants, if any;

• the aggregate number of warrants;

• the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

• if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

• if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•
the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants, which may be exercisable in cash, securities or other property;

• the dates on which the right to exercise the warrants shall commence and expire;

• if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

• the currency or currency units in which the offering price, if any, and the exercise price are payable;

• if applicable, a discussion of material U.S. federal income tax considerations;

• the antidilution provisions of the warrants, if any;

• the redemption or call provisions, if any, applicable to the warrants;

• any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

• any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

• vote, consent to or receive dividends;

• receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

• exercise any rights as our stockholders.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

• the title of the debt warrants;

• the offering price for the debt warrants, if any;

• the aggregate number of the debt warrants;

• the designation and terms of the debt securities, including any conversion rights, that may be purchased upon exercise of the debt warrants;

• if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

• the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

• the dates on which the right to exercise the debt warrants will commence and expire;

• if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

• whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

• information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

• if applicable, a discussion of material U.S. federal income tax considerations;

• the antidilution provisions of the debt warrants, if any;

• the redemption or call provisions, if any, applicable to the debt warrants;

• any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

• any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between a trustee and us. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and subordinated indenture are called indentures. The prospectus, together with the applicable prospectus supplement, will describe all the material terms of a particular series of debt securities and the indentures.

The following is a summary of selected terms, provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and are subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that will either be filed by amendment or incorporated by reference in connection with an offering of debt securities registered hereunder.

Each prospectus supplement and any supplemental indenture may add, delete, update or change the terms of the debt securities as described in this prospectus. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•
the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•
if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•
if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities”;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we intend to appoint the trustee as the security registrar. Any transfer agent, and any other security registrar, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of: (i) 10 business days prior to the date the money would be turned over to the applicable state; or (ii) at the end of two years after such payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our property or capital stock or that of any subsidiary, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

• the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

• the successor entity assumes our obligations on the debt securities and under the indentures;

• immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

• certain other conditions are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for a specified duration after we are given the notice required in the indentures; and

(5)	certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least a 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures without the consent of the holders, for certain purposes including, but not limited to:

• providing for our successor to assume the covenants under the indenture;

• adding covenants or events of default for the benefit of the holders;

• making certain changes to facilitate the issuance of the securities;

• securing the securities;

• providing for a successor trustee or additional trustees;

•	curing any defects, ambiguities or inconsistencies, provided that such modification or amendment shall not materially and adversely affect the holders;

• providing for guaranties of, or additional obligors on, the securities;

• permitting or facilitating the defeasance and discharge of the securities; and

• other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

• change the stated maturity of any debt security;

• reduce the principal, premium, if any, or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

• impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders; or

• change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit sufficient funds with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Unless we indicate otherwise in a prospectus supplement, each indenture will contain a provision that permits us to elect either or both of the following:

•  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we would need to deposit in trust with the trustee sufficient funds to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

Unless we indicate otherwise in a prospectus supplement, the indentures and the debt securities will be governed by, and construed under, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. Unless we indicate otherwise in a prospectus supplement, the indentures will provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures will limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities because of an event of default, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

We will be required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

  As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

Senior debt securities will constitute senior debt under the subordinated indenture. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

ANTI-TAKEOVER EFFECTS OF PROVISIONS
OF THE CHARTER AND BYLAWS AND OF DELAWARE LAW

General. Certain provisions of our certificate of incorporation and bylaws and Delaware law could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions which could delay or prevent a third party from acquiring shares of our common stock or replacing members of our board of directors. Our certificate of incorporation allows our board of directors to issue shares of preferred stock. Our board of directors can determine the price, rights, preferences, and privileges of those shares without any further vote or action by the stockholders. As a result, our board of directors could make it difficult for a third party to acquire a majority of our outstanding voting stock. Since management is appointed by the board of directors, any inability to effect a change in the board of directors may result in the entrenchment of management.

Election and removal of directors. Our bylaws provide that the size of the board of directors shall be fixed as determined from time to time by the board and unless so fixed, the board shall consist of five directors. The directors are to be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is elected and qualified. Any director or the entire board of directors may be removed, either with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

No cumulative voting. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Delaware anti-takeover law. We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is defined generally as a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care. This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.

Our certificate of incorporation also provides for the indemnification of our directors and officers to the fullest extent authorized by the DGCL. The indemnification provided under our certificate of incorporation includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of our company pursuant to our certificate of incorporation, our bylaws and the DGCL, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon by Becker & Poliakoff, LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended December 31, 2006 and 2005 and the period from July 21, 2003 (inception) to December 31, 2006 incorporated by reference in this prospectus have been audited by Eisner LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents filed with the Commission are incorporated by reference in this prospectus:

•  Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed on March 30, 2007, and our Quarterly Report on Form 10-QSB for the three months ended March 31, 2007 filed on May 15, 2007 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•   Our Current Reports on Form 8-K (other than information contained in Current Reports on Form 8-K that is furnished, but not filed) filed on January 17, 2007, January 23, 2007, February 16, 2007, March 14, 2007, March 20, 2007, April 16, 2007, and May 31, 2007; and

•   The description of our common stock contained in our Certificate of Incorporation, filed as Exhibit A to our Definitive Information Statement filed with the SEC on January 26, 2005.

We are also incorporating by reference any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Lev Pharmaceuticals, Inc.
675 Third Avenue, Suite 2200
New York, NY 10017
(212) 682-3096

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, along with the registration statement, including the exhibits and schedules thereto, may be inspected at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained from the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

9,661,836 Shares of Common Stock

LEV PHARMACEUTICALS, INC.

Prospectus Supplement

July 15, 2008